Exhibit 24

POWER OF ATTORNEY

Each of the undersigned officers and/or directors of PECO II, Inc., an Ohio corporation (the “Company”), hereby appoints Sandra A. Frankhouse, Curtis A. Loveland, and Jeremy D. Siegfried, as his or her true and lawful attorneys-in-fact, or any of them, with power to act without the others, as his or her true and lawful attorney-in-fact, in his or her name and on his or her behalf, and in any and all capacities stated below, to sign and to cause to be filed with the Securities and Exchange Commission the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to register under the Securities Act of 1933, as amended, 2,500,000 of the Company’s common shares without par value, to be sold and distributed by the Company pursuant to the Company’s Amended 2000 Performance Plan (the “Plan”) and such other number of shares as may be issued under the anti-dilution provisions of the Plan, and any and all amendments, including post-effective amendments, to the Registration Statement, hereby granting unto such attorneys-in-fact, and to each of them, full power and authority to do and perform in the name and on behalf of the undersigned, in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as the undersigned could or might do in person, hereby granting to each such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand this 3rd day of April 2006.

Signature	Title
/s/ James L. Green	Chairman of the Board and Director
James L. Green

/s/ John G. Heindel	President, Chief Executive Officer and Director
John G. Heindel	(Principal Executive Officer)

/s/ Sandra A. Frankhouse	Chief Financial Officer, Secretary, and Treasurer
Sandra A. Frankhouse	(Principal Financial and Accounting Officer)

Director
Albert Chang

/s/ George J. Dallas	Director
George J. Dallas

/s/ E. Richard Hottenroth	Director
E. Richard Hottenroth

/s/ Trygve A. Ivesdal	Director
Trygve A. Ivesdal

/s/ Mark R. McBride	Director
Mark R. McBride

/s/ R. Louis Schneeberger	Director
R. Louis Schneeberger

/s/ Matthew P. Smith	Director
Matthew P. Smith

/s/ Thomas R. Thomsen	Director
Thomas R. Thomsen